UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 8, 2007
COLLEGIATE PACIFIC INC.
(Exact name of registrant as specified in its charter)

Delaware	1-15289	22-2795073
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1901 Diplomat Drive
Dallas, Texas	75234
(Address of principal	(Zip Code)
executive offices)
Registrant’s telephone number, including area code: (972) 243-8100
(Former name or former address, if changed since last report): Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) and (c) On June 8, 2007, (i) Mr. Adam Blumenfeld was elected to the position of Chairman of the Board of the Board of Directors of Collegiate Pacific Inc. (the “Company”) effective July 1, 2007 and (ii) Mr. Robert W. Hampton advised the Board of his current intent to not stand for reelection to the Board of Directors of the Company. The Company issued a press release on June 14, 2007 announcing the foregoing and that (i) Mr. Bill Estill is expected to retire as the Chief Financial Officer on the Company on or about September 30, 2007 and (ii) Mr. John Pitts has been hired as Senior Vice President-Finance of the Company, with the anticipation that Mr. Pitts will succeed Mr. Estill as Chief Financial Officer when Mr. Estill retires. Mr. Hampton’s resignation from the Board of Directors is not the result of a disagreement related to any matter involving the Company’s operations, policies or practices. See Item 7.01 below.
Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective June 8, 2007, the Board of Directors amended the Bylaws of the Company in accordance with Article V of the Company’s Certificate of Incorporation, Article XII of the Company’s Bylaws and Section 109 of the Delaware General Corporation Law to increase the percentage of shareholders required to call a special meeting from one-tenth (1/10) of all shares issued and outstanding and entitled to vote at such meeting to a majority of all shares issued and outstanding and entitled to vote at such meeting. A copy of the amendment is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein.
Item 7.01     Regulation FD Disclosure.
On June 14, 2007, the Company issued a press release announcing (i) Mr. Adam Blumenfeld has been elected to the position of Chairman of the Board of the Board of Directors of the Company effective July 1, 2007, (ii) Mr. Hampton’s intent to not stand for reelection to the Board of Directors of the Company, (iii) the hiring of Mr. Pitts to the position of Senior Vice President-Finance of the Company, with the anticipation that Mr. Pitts will succeed Mr. Estill as Chief Financial Officer when Mr. Estill retires on or about September 30, 2007 and (iv) the entry by Mr. Michael Blumenfeld into a binding agreement with Carlson Capital LP (“Carlson Capital”) to sell all of Mr. Michael Blumenfeld’s shares of common stock in the Company to certain funds controlled by Carlson Capital for $9.25 per share in cash. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein.
Mr. Pitts, 42, was previously the Chief Financial Officer of Horizon Health Corp (“Horizon”) from 2004 to 2007 and the Vice President-Finance of Horizon from 2001 to 2004. Mr. Pitts is not related to any director or executive officer of the Company and has no prior relationships or transactions with the Company.
In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01, including Exhibit 99.1, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.
Item 9.01     Financial Statements and Exhibits.

3.1	Amendment to the Bylaws of Collegiate Pacific Inc., dated June 8, 2007.
99.1	Press Release, dated June 14, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Collegiate Pacific Inc.
June 14, 2007	By:	/s/ William R. Estill
		Name:	William R. Estill
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Amendment to the Bylaws of Collegiate Pacific Inc., dated June 8, 2007
99.1	Press Release, dated June 14, 2007